SCHEDULE 14C
                   INFORMATION REQUIRED IN INFORMATION STATEMENT

            Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

   [x]  Preliminary Information Statement  [ ] Confidential, for use of
                                                the Commission only

   [ ]  Definitive Information Statement

                            Uranium Strategies, Inc.
                 ----------------------------------------------
               (Name of Registrant as Specified In Its Charter)


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    2)   Aggregate number of securities to which transaction applies:

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         fee is calculated and state how it was determined.)

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    4)   Proposed maximum aggregate value of transaction:

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    [ ]   Fee paid previously with preliminary materials.

    [ ]   Check box if any part of the fee is offset as provided by Exchange
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          by registration statement number, or the Form or Schedule and the
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                            URANIUM STRATEGIES, INC.
                              1070 Commerce Drive
                             Building II, Suite 303
                             Perrysburg, Ohio 43551


                             INFORMATION STATEMENT



To the Holders of Common Stock:


     The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the common stock of Uranium Strategies, Inc., has given its written consent to a resolution adopted by the Board of Directors of Uranium Strategies to amend the certificate of incorporation to change the corporate name to "Leisure Direct, Inc."

     We anticipate that this Information Statement will be mailed to the shareholders on January 12, 2004. On or after February 2, 2004, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.
     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Uranium Strategies will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Uranium Strategies' certificate of incorporation.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



January 12, 2004                   JOHN R. AYLING, President



               VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS


         We determined the shareholders of record for purposes of this shareholder action at the close of business on December 29, 2003 (the "Record Date"). On the Record Date, 20,000,000 shares of common stock, par value $0.001, were authorized. Each share of common stock is entitled to one vote. On the Record Date, there were 3,510,000 shares of common stock issued, outstanding and entitled to vote.

     Uranium Strategies has issued only one class of equity securities: its common stock. The following table sets forth information regarding the common stock beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of the common stock as of December 29, 2003 (ii) by all members of Uranium Strategies' Board of Directors, and
(iii) by the directors and officers of Uranium Strategies as a group.
None of these persons owns any securities issued by Uranium Strategies other than the common stock listed below.

                                    Amount and
                                    Nature of
Name and Address                    Beneficial        Percentage
of Beneficial Owner(1)              Ownership(2)      of Class
-----------------------------------------------------------------------
John R. Ayling                      2,500,000(3)         71.2%

Michael Slates                              0              --

All Officers and Directors
 As a Group (2 persons)             2,500,000(3)         71.2%

Capital First Management
 Company, LLC                       2,500,000            71.2%

____________________________________

(1) The address of each shareholder is c/o Uranium Strategies, Inc., 1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
(2)  All shares are owned of record unless otherwise indicated.
(3) The shares beneficially owned by Mr. Ayling include 2,500,000 shares owned by Capital First Management Company, LLC, which is owned and managed by Mr. Ayling.



               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                       TO CHANGE THE CORPORATE NAME

     On December 29, 2003, Uranium Strategies' Board of Directors approved an amendment to Uranium Strategies' Certificate of Incorporation. The holder of a majority of the outstanding common stock then gave its written consent to the amendment. The amendment will be filed and become effective approximately twenty days after this Information Statement is mailed to the shareholders.

     The effect of the amendment will be to change the name of the corporation from "Uranium Strategies, Inc." to "Leisure Direct, Inc." Stock certificates reciting the old corporate name will continue to represent shares in the corporation. However, they may be exchanged for stock certificates reciting the name "Leisure Direct, Inc." at any time after the the amendment is filed.

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